UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 9, 2015

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota	55445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Insignia Systems, Inc. (“Insignia” or the “Company”) was held on June 9, 2015, in Minneapolis, Minnesota. At the Annual Meeting, there were present in person or by proxy 11,427,815 shares of the Company’s common stock, representing 93.67% of the total outstanding shares. At the Annual Meeting, the Company’s shareholders (1) elected eight members of the Board of Directors of the Company; (2) approved an amendment to the Company’s 2013 Omnibus Stock and Incentive Plan to increase the number of shares reserved for issuance under the Plan from 900,000 to 1,100,000 shares; (3) approved, by non-binding vote, the Company’s executive compensation; and (4) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

The final voting results were:

1.   The following directors were elected to serve for one year, and until their successors are elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jacob J. Berning	5,726,978	2,935,814	2,765,023
David L. Boehnen	5,246,890	3,415,902	2,765,023
Edward A. Corcoran	5,659,734	3,003,058	2,765,023
Glen P. Dall	5,340,753	3,322,039	2,765,023
Michael C. Howe	5,685,876	2,976,916	2,765,023
Nicholas J. Swenson	5,656,878	3,005,914	2,765,023
F. Peter Zaballos	5,726,929	2,935,863	2,765,023
Steven R. Zenz	5,719,400	2,943,392	2,765,023

2.        The shareholders present in person or by proxy approved the amendment to the Company’s 2013 Omnibus Stock and Incentive Plan (the “Plan”) to increase the number of shares reserved for issuance under the Plan from 900,000 to 1,100,000 shares by a vote of 7,671,980 shares in favor, 935,108 shares against, 55,704 shares abstaining and 2,765,023 broker non-votes.

3.        The shareholders present in person or by proxy voted to approve, by non-binding vote, the Company’s executive compensation by a vote of 7,683,078 shares in favor, 914,870 shares against, 64,844 shares abstaining and 2,765,023 broker non-votes.

4.        The shareholders present in person or by proxy voted to ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the year ended December 31, 2015, by a vote of 11,009,714 shares in favor, 65,146 shares against and 352,955 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: June 10, 2015	By	/s/ John C. Gonsior
John C. Gonsior
Vice President, Finance and CFO